EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-204366 on Form S-8 of our report dated September 28, 2015 relating to the consolidated financial statements of Lynden Energy Corp. and subsidiaries (“Lynden”) appearing in this Annual Report on Form 10-K of Lynden for the year ended June 30, 2015.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

September 28, 2015